UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2026

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Annual Cash Bonuses

On January 27, 2026, PEDEVCO Corp. (the “Company”, “we” and “us”) awarded, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, and in connection with the Company’s year 2025 annual compensation review, cash bonuses for (i) Mr. J. Douglas Schick, the President and Chief Executive Officer of the Company, in the amount of $170,000, (ii) Mr. Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company, in the amount of $131,000, (iii) Mr. Jody Crook, the Chief Commercial Officer of the Company, in the amount of $125,000, (iv) Mr. Reagan Tuck (R.T.) Dukes, the Chief Operating Officer of the Company, in the amount of $135,000, (v) Mr. Robert “Bobby” J. Long, the Chief Financial Officer of the Company, in the amount of $126,000, and (vi) Mr. Paul Pinkston, the Company’s Chief Accounting Officer, in the amount of $43,000.

Salary Increase

Effective February 1, 2026, the Company increased the annual salary of Mr. Pinkston from $168,000 to $175,000, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, and in connection with the Company’s 2025 year annual compensation review.

The Board has not yet determined equity incentive awards, if any, to be granted to Company employees in connection with the Company’s year 2025 annual compensation review.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer

Date: January 30, 2026

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